REGISTRATION RIGHTS AGREEMENT

                          Dated as of November 3, 2003

                                      Among

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO
                                   as Issuer,

                           THE GUARANTORS NAMED HEREIN

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                              as Initial Purchaser

                     $200,000,000 12% Senior Notes due 2010





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                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                            12% Senior Notes due 2010


                          REGISTRATION RIGHTS AGREEMENT


                                                              New York, New York
                                                                November 3, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

     Inn of the Mountain Gods Resort and Casino (the "RESORT"), an unincorporated enterprise of the Apache Tribe of the Mescalero Reservation (the "TRIBE"), proposes to issue and sell to Citigroup Global Markets Inc. (the "INITIAL PURCHASER"), upon the terms set forth in a purchase agreement dated October 21, 2003 (the "PURCHASE AGREEMENT"), its 12% Senior Notes due 2010 (the "NOTES") relating to the initial placement of the Securities (the "INITIAL PLACEMENT"). The Securities are to be issued under an indenture (the "INDENTURE") to be dated as of November 3, 2003 between the Resort, the guarantors listed on the signature page hereof (the "GUARANTORS", together with the Resort, the "ISSUERS"), the Tribe and U.S. Bank, National Association, as trustee (the "TRUSTEE"). The Notes will have the benefit of the guarantees (the "GUARANTEES" and, together with the Notes, the "SECURITIES") provided for in the Indenture and will be secured by the Collateral (as defined in the Indenture). To induce the Initial Purchaser to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuers agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchaser) (each a "HOLDER" and, together, the "HOLDERS" for as long as such Person holds Securities), as follows:

     1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following respective meanings:

     "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "AFFILIATE" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power, direct or


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indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "BROKER-DEALER" shall mean any broker or dealer registered as such with the Commission under the Exchange Act.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

     "EFFECTIVENESS DATE" shall mean, with respect to (i) the Exchange Offer Registration Statement, the 240th day after the Issue Date and (ii) any Shelf Registration Statement, the 30th day after the Filing Date with respect thereto; PROVIDED, HOWEVER, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "EXCHANGE OFFER REGISTRATION PERIOD" shall mean the 240-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement of the Issuers on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "EXCHANGING DEALER" shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for New Securities.

     "FILING DATE" shall mean (A) in the case of Exchange Offer Registration Statement, the 210th day after the Issue Date; and (B) in the case of a Shelf Registration Statement, the 120th day after a Shelf Registration Statement is required or requested to be


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

filed pursuant to Section 3 hereof; PROVIDED, HOWEVER, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

     "FINAL MEMORANDUM" shall have the meaning set forth in the Purchase Agreement.

     "GUARANTEES" shall have the meaning set forth in the preamble hereto.

     "GUARANTORS" shall have the meaning set forth in the preamble hereto.

     "HOLDER" shall have the meaning set forth in the preamble hereto.

     "INDENTURE" shall have the meaning set forth in the preamble hereto..

     "INITIAL PLACEMENT" shall have the meaning set forth in the preamble hereto.

     "INITIAL PURCHASER" shall have the meaning set forth in the preamble hereto.

     "ISSUE DATE" shall mean the date of original issuance of the Securities.

     "LOSSES" shall have the meaning set forth in Section 7(d) hereof.

     "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

     "MANAGING UNDERWRITERS" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

     "NEW SECURITIES" shall mean debt securities of the Issuers identical in all material respects to the Securities (except that the liquidated damages provisions and the transfer restrictions and restrictive legends shall be eliminated, as appropriate) and to be issued under the Indenture.

     "NOTES" shall have the meaning set forth in the preamble hereto.

     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, association, business or a government agency or a political subdivision thereof.

     "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with re-


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

spect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble hereto.

     "REGISTERED EXCHANGE OFFER" shall mean the proposed offer of the Issuers to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

     "REGISTRATION STATEMENT" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

     "SECURITIES" shall have the meaning set forth in the preamble hereto.

     "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 3 hereof.

     "SHELF REGISTRATION PERIOD" shall have the meaning set forth in Section 3(c) hereof.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Issuers pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "TRANSFER RESTRICTED SECURITIES": Each (A) Security, until the earliest to occur of (i) the date on which such Security is exchanged in the Exchange Offer for an Exchange Note that is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act,
(ii) the date on which such Security has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Securities), and (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act and each (B) Exchange Security held by a Broker-Dealer until the date on which such Exchange Security is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).


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     "TRUSTEE" shall have the meaning set forth in the preamble hereto.

     "UNDERWRITER" shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

     2. REGISTERED EXCHANGE OFFER. (a) The Issuers shall prepare and, not later than 210 days following the Issue Date (or if such 210th day is not a Business Day, the next succeeding Business Day), shall use its reasonable best efforts to file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuers shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 240 days of the Issue Date (or if such 240th day is not a Business Day, the next succeeding Business Day).

     (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registered Exchange Offer and shall use their reasonable best efforts to issue the New Securities within 270 days of the Issue Date (or if such 270th day is not a Business Day, the next succeeding Business Day), it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of any Issuers, acquires the New Securities in the ordinary course of such Holder's business, has no arrangements with any Person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     (c) In connection with the Registered Exchange Offer, the Issuers shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

     (iii) use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;


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


     (iv) utilize the services of a depositary for the Registered Exchange Offer with an or an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

     (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

     (vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Issuers are conducting the Registered Exchange Offer in reliance on the position of the Commission in EXXON CAPITAL HOLDINGS CORPORATION (pub. avail. May 13, 1988) and MORGAN STANLEY AND CO., INC. (pub. avail. June 5, 1991); and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers' information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities; and

     (vii) comply in all respects with all applicable laws.

     (d) As soon as reasonably practicable after the close of the Registered Exchange Offer, the Issuers shall:

     (i) accept for exchange all Securities duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

     (ii) deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

     (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

     (e) Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers that, at the time of the consummation of the Registered Exchange Offer:

     (i) any New Securities received by such Holder will be acquired in the ordinary course of business;


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     (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

     (iii) such Holder is not an Affiliate of any Issuer.

     (f) If the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of the Initial Purchaser, the Issuers shall issue and deliver to the Initial Purchaser or the Person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities. The Issuers shall use their reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

     3. SHELF REGISTRATION. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Issuers determine upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 270 days of the Issue Date; (iii) the Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer; or (v) in the case the Initial Purchaser participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, the Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that the Initial Purchaser delivers a Prospectus containing the information required by Item 507 and 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not "freely tradeable"; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not "freely tradeable"), the Issuers shall effect a Shelf Registration Statement in accordance with subsection (b) below.

     (b) The Issuers shall as promptly as reasonably practicable (but in no event more than 90 days after so required or requested pursuant to this Section
3), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective prior to the Effectiveness Date relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the


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methods of distribution elected by a majority of such Holders and set forth in such Shelf Registration Statement; PROVIDED, HOWEVER, that nothing in this
Section 3(b) shall require the filing of a Shelf Registration Statement prior to the deadline for filing the Exchange Offer Registration Statement set forth in
Section 2(a); PROVIDED, FURTHER, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; PROVIDED, FURTHER, that with respect to New Securities received by the Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 and 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

     (c) The Issuers shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Issue Date of the Securities or such shorter period that will terminate when all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Issuers shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities or New Securities covered thereby not being able to offer and sell such Securities or New Securities during that period, unless (A) such action is required by applicable law; or (B) such action is taken by such Issuer in good faith and for valid business reasons (not including avoidance of the Issuers' obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuers promptly thereafter complies with the requirements of
Section 5(k) hereof, if applicable.

     (d) The Issuers shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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     4. ADDITIONAL INTEREST.

     (a) The Issuers and the Initial Purchaser agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, jointly and severally, as liquidated damages, additional interest on the Securities ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

     (i) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration has been filed on or prior to the Filing Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Securities at a rate of 0.5% per annum for the first 90 days immediately following such applicable Filing Date, and such Additional Interest rate shall increase by an additional 0.5% per annum at the beginning of each subsequent 90-day period; or

     (ii) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date applicable to such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Securities at a rate of 0.5% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.5% per annum at the beginning of each subsequent 90-day period; or

     (iii) if (A) the Issuers have not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the Effectiveness Date or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the principal amount of the Securities at a rate of 0.5% per annum for the first 90 days commencing on the (x) 31st day after the Effectiveness Date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.5% per annum at the beginning of each such subsequent 90-day period;


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          PROVIDED, HOWEVER, that the Additional Interest rate on the Securities may not accrue under more than one of the foregoing clauses (i) -
          (iii) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 1.0% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4), or (3) upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4), Additional Interest on the Securities in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each May 15 and November 15 (to the holders of record on the May 1 and November 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     5. ADDITIONAL REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

     (a) The Issuers shall:

          (i) furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (and, upon written request, all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

          (ii) if permitted by the Commission, include the information in substantially the form set forth in Annex A hereto on the facing page of the Exchange Offer


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


               Registration Statement, in substantially the form in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in substantially the form in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in substantially the form in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

          (iii) in the case of the Shelf Registration Statement, include the names of the Holders that propose to sell Securities or New Securities pursuant to the Shelf Registration Statement as selling security holders; and

          (iv) if requested by the Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, is the Prospectus contained in the Exchange Offer Registration Statement.

     (b) The Issuers shall ensure that:

          (i) any Registration Statement, any amendment thereto, any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

          (ii) any Registration Statement and related Prospectus and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The Issuers shall advise you, the Holders of Securities or New Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers shall have remedied the basis for such suspension):

          (i) when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;


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


          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

          (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     (d) The Issuers shall use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

     (e) The Issuers shall furnish to each Holder of Securities or New Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto.

     (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities or New Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

     (g) The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

     (h) The Issuers shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Issuers consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

     (i) Prior to the Registered Exchange Offer or any other offering of Securities or New Securities pursuant to any Registration Statement, the Issuers shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; PROVIDED that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

     (j) The Issuers shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

     (k) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Issuers shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(c) to and including the date when the Initial Purchaser, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 5. As soon as practicable following receipt of notice from the Issuers in accordance with
Section 5(c), each Holder and Exchange Dealer agrees to suspend use of the Prospectus until such Holder and Exchange Dealer receive copies of the amended or supplemented Prospectus or until it receives written notice from the Issuers that use of the applicable Prospectus may be resumed.

     (l) Not later than the effective date of any Registration Statement, the Issuers shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certifi-cates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

     (m) The Issuers shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder.

     (n) The Issuers shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

     (o) The Issuers may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement. The Issuers may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

     (p) In the case of any Shelf Registration Statement, the Issuers shall enter into such and take all other appropriate actions (including if requested by Holders representing a majority of the principal amount of Securities covered by such Shelf Registration Statement an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to
Section 7).

     (q) In the case of any Shelf Registration Statement, if requested by the Holders or any underwriters, the Issuers shall:

     (i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate or enterprise documents and properties of the Issuers and their subsidiaries;

     (ii) cause the officers, directors and employees engaging in work for any Issuer to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by any Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an Issuer obligation of confidentiality;

     (iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

     (iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

     (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary or affiliate of any Issuer or of any business acquired by any Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

     (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers.

          The actions set forth in clauses (iii), (iv), (v) and (vi) of this
          Section 5(q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and
          (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

     (r) In the case of any Exchange Offer Registration Statement, the Issuers shall, upon reasonable request by the Initial Purchaser:

     (i) make reasonably available for inspection by the Initial Purchaser, and any attorney, accountant or other agent retained by the Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries;

     (ii) cause the officers, directors and employees of any Issuer to supply all relevant information reasonably requested by the Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by any Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

     (iii) make such representations and warranties to the Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

     (iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Initial Purchaser and their counsel), addressed to the Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Initial Purchaser or their counsel;

     (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Parent (and, if necessary, any other independent certified public accountants of any Issuer or any subsidiary of any Issuer or of any business acquired by any Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Initial Purchaser, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by the Initial Purchaser or their counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the Initial Purchaser or their counsel; and

     (vi) deliver such documents and certificates as may be reasonably requested by the Initial Purchaser or their counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this
Section 5(r) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

     (s) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the New Securities, the Issuers shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

     (t) The Issuers will use their reasonable best efforts (i) if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement; or (ii) if the Securities were not previously rated, to cause the Securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

     (u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers will assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

          (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

          (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

          (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

     (v) The Issuers shall use their reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

     6. REGISTRATION EXPENSES. The Issuers shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of counsel acting in connection therewith.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Issuers jointly and severally agrees to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Issuers will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any such Holder specifically for inclusion therein; PROVIDED, FURTHER, that with respect to any preliminary Prospectus of a Shelf Registration Statement, the indemnity contained in this Section 7(a) shall not inure to the benefit of a Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a Prospectus relating to such Securities was required to be delivered by such Holder under the Act in connection with such purchase, the Issuers delivered such Prospectus to such Holder sufficiently in advance of the written confirmation of the sale of the Securities and in sufficient quantity and any such losses, claims, damages or liabilities result from the fact that a copy of such Prospectus was not delivered to such Person at or prior to the written confirmation of the sale of the Securities to such Person. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

     The Issuers also agree to indemnify or contribute as provided in Section 7(d) to Losses of each any underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(p) hereof.

     (b) Each Holder of securities covered by a Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Issuers, each of its directors, each of its officers who signs such Registration Statement and each Person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

          (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances, be liable for the fees and expenses of only one firm of attorneys (in addition to local counsel) at any time for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; PROVIDED, however, that in no case shall the Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the amount by which the total price at which such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth on the cover page of the Final Memorandum, exceeds the amount of any damages that the Initial Purchaser or such Holder has otherwise been required to pay in connection with the statements or omissions which resulted in such Losses, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of Liquidated Damages which the Issuers were not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Issuers within the meaning of either the Act or the Exchange Act, each officer of the Issuers who shall have signed the Registration Statement and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

     (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the officers, directors or controlling Persons referred to in this Section 7, and will survive the sale by a Holder of securities covered by a Registration Statement.

     8. UNDERWRITTEN REGISTRATIONS. (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and, in the case of a Managing Underwriter that is not the Initial Purchaser, with the consent of the Issuers (not to be unreasonably withheld).

     (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9. RULE 144A AND RULE 144.

     Each Issuer agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which any Issuer (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

     10. WAIVER OF SOVEREIGN IMMUNITY; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) NONE OF THE ISSUERS (EACH A "TRIBAL PARTY") CONSENTS TO THE ENTRY, ENFORCEMENT, LEVY OR OTHER EXECUTION OF ANY JUDGMENT FOR MONEY OR OTHER DAMAGES AGAINST ANY OF THEIR ASSETS, REAL OR PERSONAL, EXCEPT THAT EACH TRIBAL PARTY EXPRESSLY AND IRREVOCABLY WAIVES ITS SOVEREIGN IMMUNITY (AND ANY DEFENSE BASED THEREON) FROM UNCONSENTED SUIT, ARBITRATION OR OTHER LEGAL PROCEEDINGS AS AUTHORIZED IN THIS AGREEMENT, PROVIDED THAT THE WAIVER CONTAINED IN THIS CLAUSE
(A) IS EXPRESSLY LIMITED TO ACTIONS AGAINST SUCH TRIBAL PARTY TO (i) INTERPRET OR ENFORCE THE PROVISIONS OF THIS AGREEMENT AND (ii) ENFORCE AND EXECUTE ANY ORDER, JUDGMENT OR RULING RESULTING THEREFROM AGAINST THE ASSETS AND REVENUES OF SUCH TRIBAL PARTY.

     (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York, and any appellate court from which any appeals therefrom are available, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced by any court of competent jurisdiction.

     (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relat-ing to this Agreement in any state court referred to in paragraph (a) of this
Section 10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Sections 14 and 21. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (e) Notwithstanding any provision of this Section 10, nothing herein shall limit the ability of any party to this Agreement to move to compel arbitration and/or move to stay or dismiss a lawsuit in favor of arbitration pursuant to
Section 11 hereof.

     11. ARBITRATION. (a) MANDATORY ARBITRATION. Notwithstanding the irrevocable submission of each party hereto to the exclusive jurisdiction of the courts of the State of New York contained in Section 10, each party hereto hereby irrevocably and unconditionally agrees that any party hereto may (i) submit any controversy, claim, suit or other action between or among the parties hereto arising out of or relating to this Agreement or the enforcement of rights hereunder or (ii) remove any such action brought by any other party in any forum other than as provided in this Section 11 and submit such action to be determined by binding arbitration. Any such arbitration shall be conducted in accordance the Commercial Rules of the American Arbitration Association ("AAA"). Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators in accordance with the AAA Commercial Rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party hereto to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. Any arbitration undertaken pursuant to this Section 11 shall take place in the City of New York, County of New York. For the avoidance of doubt, each Tribal Party expressly and irrevocably waives its sovereign immunity (and any defense based thereon) from unconsented suit, arbitration or other legal proceedings to permit to be brought pursuant to this Section 11.

     (b) SPECIFIC ENFORCEMENT REPRESENTATION. Each party hereto represents and warrants to each other party hereto that this Section 11 is specifically enforceable against such party by any other party hereto.

     12. NO INCONSISTENT AGREEMENTS. The Issuers have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

     13. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Securities); PROVIDED that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Issuers shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

     14. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

     (a) if to a Holder, at the most current address given by such holder to the Issuers in accordance with the provisions of this Section 14, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchaser;

     (b) if to the Initial Purchaser, initially at the address set forth in the Purchase Agreement; and

     (c) if to the Issuers, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     The Initial Purchaser or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     15. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Securities and the New Securities. The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

     16. COUNTERPARTS. This Agreement may be in signed counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     17. HEADINGS. The headings used herein are for convenience only and shall not affect the construction hereof.

     18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

     19. SEVERABILITY. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     20. SECURITIES HELD BY THE ISSUERS, ETC.. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Issuers or their Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     21. AGENT FOR SERVICE. By the execution and delivery of this Agreement, for the purpose of this Agreement, each Issuer (i) acknowledges that it has, or agrees that by the Closing Date it shall have, by separate written instrument, irrevocably designated and appointed CT Corporation System ("CT") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement and acknowledges that CT has accepted such designation and (ii) agrees that service of process upon CT and written notices of said service to such Issuer in accordance with Section 14 hereof shall be deemed effective service of process upon such Issuer in any such suit or proceeding. As expressly contemplated by the preceding sentence, each Issuer further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as any of the Securities shall be outstanding; PROVIDED, HOWEVER, that such Issuer may, by written notice to the Initial Purchaser, designate such additional or alternative agent for service of process under this Section 21 that (i) maintains an office located in the City of New York, County of New York in the State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the City of New York, County of New York, State of New York.

     Nothing in this Section 21 shall affect the right of the Initial Purchaser to serve legal process in any other manner permitted by law.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the several Issuers and the Initial Purchaser.

                                   Very truly yours,



                                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                                   CASINO APACHE TRAVEL CENTER

                                   INN OF THE MOUNTAIN GODS

                                   CASINO APACHE

                                   SKI APACHE


                                   By:  /s/ Michael French
                                        -------------------------------
                                        Name:  Michael French
                                        itle:  Chief Operating Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.


By:   /s/ Eric Ladouceur
      ----------------------------
      Name: Eric Ladouceur
      Title: Director

Acknowledged to as of the date first above written
(solely with respect to Section 10 hereof):

APACHE TRIBE OF THE MESCALERO RESERVATION

By:   /s/ Sara Misquez
      -----------------------------
      Name:  Sara Misquez
      Title: President

                                                                    ANNEX A


     Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Issuers has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                                               ANNEX B


     Each Broker-Dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."

                                                               ANNEX C


                              PLAN OF DISTRIBUTION

     Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Issuers has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until __________, 200__, all dealers effecting transactions in the New Securities may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sale of New Securities by Brokers-Dealers. New Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Securities. Any Broker-Dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

     For a period of 180 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Issuers has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

     [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                ANNEX D


         CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY
         AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:         ______________________________
         Address:      ______________________________

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has not arrangements or understandings with any Person to participate in a distribution of the New Securities. If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.